                                                                               .
                                                                               .
                                                                               .


                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

                                                                                                              STATE OF
        LEGAL NAME                                   DOING BUSINESS AS                                     INCORPORATION
   ---------------------                           ---------------------                                   -------------
   Black Box Corporation                           Black Box Corporation                                   Delaware

   ATIMCO Network Services, Inc.                   Black Box Network Services - Western Pennsylvania       Pennsylvania

   American Telephone Wiring Company               Black Box Network Services - Charleston, West Virginia  West Virginia

   Midwest Communications Technologies, Inc.       Black Box Network Services - Cleveland, Columbus,       Ohio
                                                   Detroit

   Associated Network Solutions, Inc.              Black Box Network Services - Central Florida            Florida

   Advanced Communications Corporation             Black Box Network Services - South Carolina             South Carolina

   Ohmega Installations Limited                    Black Box Network Services - Newbury (UK)

   Cable Consultants, Incorporated                 Black Box Network Services - Atlanta                    Georgia

   Todd Communications, Inc.                       Black Box Network Services - North Carolina             North Carolina

   Comm Line, Inc.                                 Black Box Network Services - Cincinnati                 Ohio

   Koncepts Communications of L.I., Corp.          Black Box Network Services - Tri-State                  New York

   Communication Contractors, Inc.                 Black Box Network Services - Chicago                    Illinois

   U.S. Premise Networking Services, Inc.          Black Box Network Services - Minneapolis                Minnesota

   Datech Holdings Limited                         Black Box Network Services - Nottingham (UK)

   Black Box Network Services, Inc. - Government   Black Box Network Services, Inc. - Government           Tennessee
   Solutions                                       Solutions

   R&D Services, Inc.                              Black Box Network Services - New England                Massachusetts

   Delaney Telecom, Inc.                           Black Box Network Services - Philadelphia Cabling       Pennsylvania

   Delaney Electrical Services, Inc.               Black Box Network Services - Philadelphia Electrical    Pennsylvania

   K&A Communications, Inc.                        Black Box Network Services - St. Louis                  Missouri

   Jet Line Communications, Inc.                   Black Box Network Services - Dallas                     Texas

   FBS Communications, LP                          Black Box Network Services - San Antonio                Texas

   A.T.S., Inc.                                    Black Box Network Services - Huntington, West Virginia  West Virginia

   Advanced Network Technologies, Inc.             Black Box Network Services - Southern California        California

                                                                                                              STATE OF
        LEGAL NAME                                   DOING BUSINESS AS                                     INCORPORATION
   ---------------------                           ---------------------                                   -------------
   Teldata Corporation                             Black Box Network Services - Tennessee Commercial       Tennessee

   ST Communications & Cabling, Inc.               Black Box Network Services - Kansas City                Missouri

   Black Box Network Services & Electrical, Inc.   Black Box Network Services & Electrical, Inc.           New York
                                                   Allcom Electric

                                                   Black Box Network Services Baltimore
   Black Box Network Services Baltimore, Inc.      Black Box Network Services Virginia                     Delaware
                                                   Black Box Network Services D.C.

   Datel Communications, Inc.                      Black Box Network Services - Arizona                    Arizona

   Data Specialties Europe Ltd. (holding company)  Black Box Network Services - Cambridge (UK)

   Midwest Electronics and Communications, Inc.    Black Box Network Services - Denver                     Colorado

   Duracom, Inc.                                   Black Box Network Services - Seattle                    Washington
                                                   Black Box Network Services - Oregon

   Black Box Network Services (Cambridge) Ltd.     Black Box Network Services (Cambridge) Ltd. (UK)
   (UK)

   Black Box Network Services Reseavux             Black Box Network Services Reseavux Mediterranee SAS
   Mediterranee SAS (Montpelier, France)           (Montpelier, France)

   Black Box Network Services AG (Switzerland)     Black Box Network Services AG (Switzerland)

   Michael Electric, Inc.                          Black Box Network Services - New Jersey                 New Jersey

   Integrated Cabling Systems, Inc.                Black Box Network Services - Nebraska                   Nebraska

   Black Box Network Services (London) Ltd. (UK)   Black Box Network Services (London) Ltd. (UK)

   DESIGNet, Inc.                                  Black Box Network Services - San Jose                   California

   Black Box Network Services Puebla S.A. de       Black Box Network Services Puebla S.A. de C.V.
   C.V. (Mexico)                                   (Mexico)

   Black Box Network Services AB (Sweden)          Black Box Network Services AB (Sweden)

   Optech Fibres Ltd.                              Black Box Network Services - Northwest (UK)

   Black Box Network Services (Northampton) Ltd.   Black Box Network Services (Northampton) Ltd. (UK)
   (UK)

   Black Box Network Services srl - Rome (Italy)   Black Box Network Services srl - Rome (Italy)


                                                                                                              STATE OF
        LEGAL NAME                                   DOING BUSINESS AS                                     INCORPORATION
   ---------------------                           ---------------------                                   -------------

   Lanetwork Sales Ltd.                            Black Box Network Services - Kitchener (Canada)

   Black Box Netzwerkservice Bayern GmbH (Germany) Black Box Netzwerkservice Bayern GmbH (Germany)

   Telefuture Communications, Ltd.                 Black Box Network Services - New Rochelle               New York

   Black Box Netzwerkservice Stuttgart GmbH        Black Box Netzwerkservice Stuttgart GmbH (Germany)
   (Germany)

   Black Box Network Services Singapore Pte Ltd.   Black Box Network Services Singapore Pte Ltd.

   Black Box Services Paris SAS                    Black Box Services Paris SAS

   Black Box Network Services (N. Ireland) Ltd.    Black Box Network Services (N. Ireland) Ltd.

   Black Box Network Services (Dublin) Ltd.        Black Box Network Services (Dublin) Ltd.

   BBox Holding Company                            BBox Holding Company                                    Delaware

   Black Box Corporation of Pennsylvania           Black Box Corporation of Pennsylvania                   Delaware

      Black Box UK, Ltd.                           Black Box UK, Ltd.

      Black Box Canada Corporation                 Black Box Canada Corporation

      Black Box Foreign Sales Corporation          Black Box Foreign Sales Corporation

      Black Box France, S.A.S.                     Black Box France, S.A.S.

      Black Box Datacom, B.V. (Netherlands)        Black Box Datacom, B.V. (Netherlands)

        Black Box Network Products NV (Belgium)    Black Box Network Products NV (Belgium)

          Black Box Network Design NV (Belgium)    Black Box Network Design NV (Belgium)

          Black Box Network Cabling NV (Belgium)   Black Box Network Cabling NV (Belgium)

          Blue Box (Netherlands)                   Blue Box (Netherlands)

      BB Technologies, Inc.                        BB Technologies, Inc.                                   Delaware

      Datacom Black Box Services AG (Switzerland)  Datacom Black Box Services AG (Switzerland)

      Black Box Deutschland GmbH (Germany)         Black Box Deutschland GmbH (Germany)

      Black Box Italia, srl                        Black Box Italia, srl

      Black Box Network Services Kabushiki Kaisha  Black Box Network Services Kabushiki Kaisha (Japan)
      (Japan)


                                                                                                              STATE OF
        LEGAL NAME                                   DOING BUSINESS AS                                     INCORPORATION
   ---------------------                           ---------------------                                   -------------
   Black Box Network Services Australia Pty Ltd.   Black Box Network Services Australia Pty Ltd.

    Black Box Network Services New Zealand         Black Box Network Services New Zealand Limited
    Limited


   Black Box do Brazil Industria e Comercio Ltda.  Black Box do Brazil Industria e Comercio Ltda.

   Black Box de Mexico, S.A. de C.V.               Black Box de Mexico, S.A. de C.V.

   Black Box P.R. Corp. (Puerto Rico)              Black Box P.R. Corp. (Puerto Rico)

   Black Box Chile, S.A.                           Black Box Chile, S.A.

   Black Box Comunicaciones, SAU (Spain)           Black Box Comunicaciones, SAU (Spain)

   Black Box GmbH (Austria)                        Black Box GmbH (Austria)

   Black Box Norge AS (Norway)                     Black Box Norge AS (Norway)

   Black Box Finland OY                            Black Box Finland OY

   Black Box AB (Sweden)                           Black Box AB (Sweden)

   Black Box A/S (Denmark)                         Black Box A/S (Denmark)
